Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 667-218-7700 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS SECOND QUARTER 2024 RESULTS
Earnings Release Highlights
•GAAP Net Income of $2.58 per share and Adjusted (non-GAAP) Operating Earnings of $1.68 per share for the second quarter of 2024
•Raising full-year 2024 Adjusted (non-GAAP) Operating Earnings guidance range to $7.60-$8.40 per share
•Delivering on our commitment to shareholders, repurchased approximately $500 million of our common stock in the second quarter; cumulatively we have repurchased $2.0 billion since 2023
•Released our 2024 Sustainability Report and hosted our second annual Youth Energy Summit, providing students a weeklong STEM educational experience
•Earned 2024 Great Place to Work® certification for the second year in a row

Baltimore (Aug. 6, 2024) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the second quarter of 2024.

“During one of the hottest summers on record, our carbon-free nuclear fleet has again performed at industry leading levels. Combined with the rest of our generation fleet, we are helping to keep American families and businesses cool, the U.S. economy running strong and our communities thriving,” said Joe Dominguez, president and CEO, Constellation. “This world class performance is only possible because of the dedicated, talented people who work here 24/7/365, which is why I am proud that we have once again been certified as a Great Place to Work.”

“Our ability to help American businesses and the performance of our reliable generation fleet resulted in another strong quarter and raises our expectations for the remainder of the year,” said Dan Eggers, chief financial officer, Constellation. “We reported GAAP net earnings of $2.58 per share and adjusted (non-GAAP) earnings of $1.68 per share, which was $0.04 per share higher than a year ago. Based on our performance to date, we are raising our full-year adjusted (non-GAAP) earnings guidance to $7.60 to $8.40 per share from our previous guidance of $7.23 to $8.03 per share. In addition, we accelerated our share repurchase program in the second quarter, completing an additional $500 million of repurchases on top of the $500 million of repurchases executed earlier in the year.”
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Second Quarter 2024
Our GAAP Net Income for the second quarter of 2024 increased to $2.58 per share from $2.56 per share in the second quarter of 2023. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2024 increased to $1.68 per share from $1.64 per share in the second quarter of 2023. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the second quarter of 2024 primarily reflects:
•Favorable net market and portfolio conditions, nuclear PTC portfolio revenue and impacts of nuclear outages; partially offset by unfavorable labor, contracting, and materials expense and ZEC revenues in 2024 compared to 2023.

Recent Developments and Second Quarter Highlights
•Delivering on Our Capital Allocation Promises: We've continued our share repurchase program, buying back approximately $500 million of our common stock in the second quarter of 2024. Since our Board of Directors approved our share repurchase program we have successfully repurchased approximately $2 billion of our common stock. As of the end of the second quarter we have approximately $1 billion of remaining authority to repurchase under the program.

•2024 Sustainability Report and Youth Energy Summit: We've issued our 2024 Sustainability Report, showcasing our sustainable business strategy focused on accelerating the Nation’s transition to a carbon-free energy future, responding to the climate crisis and delivering long-term value for customers, communities, employees and shareholders. Our Sustainability Report details key progress in our work to lead the clean energy transition by providing the most important commodity in the world today – energy that is emissions-free and always on. We also hosted our second annual Youth Energy Summit, bringing 66 students from five states to Baltimore for a weeklong STEM educational experience.

•2024 Great Place to Work Certification: For the second year in a row we were Certified™ by Great Place To Work®. The designation is based on how our employees rate their experience working at Constellation. In a survey of about 5,000 of our employees, 89% of those who responded said it is a great place to work – about 32 points higher than the average U.S. company. Great Place To Work® is acknowledged worldwide as a global benchmark for workplace culture, employee experience and the leadership behaviors proven to deliver strong market performance, employee retention and increased innovation.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 45,314 gigawatt-hours (GWhs) in the second quarter of 2024, compared with 41,895 GWhs in the second quarter of 2023. Excluding Salem and STP, our nuclear plants at ownership achieved a 95.4% capacity factor for the second quarter of 2024, compared with 92.4% for the second quarter of 2023. There were 49 planned refueling outage days in the second quarter of 2024 and 94 in the second quarter of 2023 for sites we operate. There were 3 non-refueling outage days in the second quarter of 2024 and 25 in the second quarter of 2023 for sites we operate.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our fleet was 98.0% in the second quarter of 2024, compared with 99.1% in the second quarter of 2023. Renewable energy capture for our fleet was 96.6% in the second quarter of 2024, compared with 96.1% in the second quarter of 2023.
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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all adjustments except the NDT fund investment returns, which are included in decommissioning-related activities, the marginal statutory income tax rate was 25.1% for both the three months ended June 30, 2024 and 2023. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized and realized gains and losses related to NDT funds were 66.9% and 54.9% for the three months ended June 30, 2024 and 2023, respectively. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2024 and 2023, respectively, does not include the following items (after tax) that were included in our reported GAAP Net Income (Loss):

(In millions, except per share data)	Three Months Ended June 30, 2024	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$814	$2.58
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $136)	(405)	(1.28)
Plant Retirements and Divestitures (net of taxes of $9)	26	0.08
Decommissioning-Related Activities (net of taxes of $3)	36	0.11
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $—)	1	—
Separation Costs (net of taxes of $1)	4	0.01
ERP System Implementation Costs (net of taxes of $1)	2	0.01
Change in Environmental Liabilities (net of taxes of $18)	55	0.17
Noncontrolling Interests (net of taxes of $—)	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$531	$1.68

(In millions, except per share data)	Three Months Ended June 30, 2023	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$833	$2.56
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $108)	(320)	(0.99)
Plant Retirements and Divestitures (net of taxes of $—)	1	—
Decommissioning-Related Activities (net of taxes of $64)	(3)	(0.01)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $3)	(10)	(0.03)
Separation Costs (net of taxes of $9)	27	0.08
ERP System Implementation Costs (net of taxes of $2)	7	0.02
Change in Environmental Liabilities (net of taxes of $—)	1	—
Noncontrolling Interests (net of taxes of $—)	(1)	—
Adjusted (non-GAAP) Operating Earnings	$535	$1.64
_______
(1) Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 316 million and 325 million for the three months ended June 30, 2024 and 2023, respectively.

Webcast Information
We will discuss second quarter 2024 earnings in a conference call scheduled for today at 10 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
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About Constellation
A Fortune 200 company headquartered in Baltimore, Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of more than 16 million average homes, providing about 10% of the nation’s clean energy. We are further accelerating the nation’s transition to a carbon-free future by helping our customers reach their sustainability goals, setting our own ambitious goal of achieving 100% carbon-free generation by 2040, and by investing in promising emerging technologies to eliminate carbon emissions across all sectors of the economy. Follow Constellation on LinkedIn and Twitter.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income.

The tables above provide a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.

Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2023 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' Second Quarter 2024 Quarterly Report on Form 10-Q (to be filed on August 6, 2024) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
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Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Operating revenues	$5,475	$11,637
Operating expenses
Purchased power and fuel	2,292	5,709
Operating and maintenance	1,645	3,131
Depreciation and amortization	296	602
Taxes other than income taxes	142	282
Total operating expenses	4,375	9,724
Operating income (loss)	1,100	1,913
Other income and (deductions)
Interest expense, net	(142)	(269)
Other, net	6	368
Total other income and (deductions)	(136)	99
Income (loss) before income taxes	964	2,012
Income tax (benefit) expense	154	318
Equity in income (losses) of unconsolidated affiliates	(1)	(2)
Net income (loss)	809	1,692
Net income (loss) attributable to noncontrolling interests	(5)	(5)
Net income (loss) attributable to common shareholders	$814	$1,697

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Operating revenues	$5,446	$13,011
Operating expenses
Purchased power and fuel	2,887	8,616
Operating and maintenance	1,477	2,908
Depreciation and amortization	274	542
Taxes other than income taxes	139	271
Total operating expenses	4,777	12,337
Gain (loss) on sales of assets and businesses	—	26
Operating income (loss)	669	700
Other income and (deductions)
Interest expense, net	(103)	(210)
Other, net	605	919
Total other income and (deductions)	502	709
Income (loss) before income taxes	1,171	1,409
Income tax (benefit) expense	342	472
Equity in income (losses) of unconsolidated affiliates	(5)	(11)
Net income (loss)	824	926
Net income (loss) attributable to noncontrolling interests	(9)	(3)
Net income (loss) attributable to common shareholders	$833	$929

Change in Net income (loss) attributable to common shareholders from 2023 to 2024	$(19)	$768

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$311	$368
Restricted cash and cash equivalents	72	86
Accounts receivable
Customer accounts receivable, net	1,578	1,934
Other accounts receivable, net	633	917
Mark-to-market derivative assets	935	1,179
Inventories, net
Natural gas, oil, and emission allowances	201	284
Materials and supplies	1,241	1,216
Renewable energy credits	487	660
Other	2,394	1,655
Total current assets	7,852	8,299
Property, plant, and equipment, net	21,973	22,116
Deferred debits and other assets
Nuclear decommissioning trust funds	16,883	16,398
Investments	584	563
Goodwill	420	425
Mark-to-market derivative assets	993	995
Deferred income taxes	25	52
Other	2,610	1,910
Total deferred debits and other assets	21,515	20,343
Total assets	$51,340	$50,758

	June 30, 2024	December 31, 2023
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$680	$1,644
Long-term debt due within one year	1,035	121
Accounts payable and accrued expenses	2,422	2,612
Mark-to-market derivative liabilities	563	632
Renewable energy credit obligation	730	972
Other	371	338
Total current liabilities	5,801	6,319
Long-term debt	7,409	7,496
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,377	3,209
Asset retirement obligations	13,510	14,118
Pension obligations	877	1,070
Non-pension postretirement benefit obligations	749	732
Spent nuclear fuel obligation	1,331	1,296
Payable related to Regulatory Agreement Units	4,310	3,688
Mark-to-market derivative liabilities	555	419
Other	1,640	1,125
Total deferred credits and other liabilities	26,349	25,657
Total liabilities	39,559	39,472
Commitments and contingencies
Shareholders’ equity
Common stock	11,350	12,355
Retained earnings (deficit)	2,236	761
Accumulated other comprehensive income (loss), net	(2,161)	(2,191)
Total shareholders’ equity	11,425	10,925
Noncontrolling interests	356	361
Total equity	11,781	11,286
Total liabilities and shareholders’ equity	$51,340	$50,758

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$1,692	$926
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	1,388	1,219
Deferred income taxes and amortization of ITCs	191	189
Net fair value changes related to derivatives	(776)	281
Net realized and unrealized (gains) losses on NDT funds	(197)	(270)
Net realized and unrealized (gains) losses on equity investments	11	(414)
Other non-cash operating activities	(65)	77
Changes in assets and liabilities:
Accounts receivable	771	1,298
Inventories	58	124
Accounts payable and accrued expenses	(207)	(1,725)
Option premiums received (paid), net	129	(48)
Collateral received (posted), net	868	(474)
Income taxes	(86)	160
Pension and non-pension postretirement benefit contributions	(188)	(18)
Other assets and liabilities	(4,925)	(2,451)
Net cash flows provided by (used in) operating activities	(1,336)	(1,126)
Cash flows from investing activities
Capital expenditures	(1,284)	(1,336)
Proceeds from NDT fund sales	2,890	3,116
Investment in NDT funds	(3,043)	(3,203)
Collection of DPP, net	4,096	1,582
Acquisitions of assets and businesses	(15)	(20)
Other investing activities	6	32
Net cash flows provided by (used in) investing activities	2,650	171
Cash flows from financing activities
Change in short-term borrowings	(625)	(524)
Proceeds from short-term borrowings with maturities greater than 90 days	200	500
Repayments of short-term borrowings with maturities greater than 90 days	(539)	(200)
Issuance of long-term debt	900	1,791
Retirement of long-term debt	(65)	(121)
Dividends paid on common stock	(222)	(185)
Repurchases of common stock	(999)	(499)
Other financing activities	(35)	(10)
Net cash flows provided by (used in) financing activities	(1,385)	752
Increase (decrease) in cash, restricted cash, and cash equivalents	(71)	(203)
Cash, restricted cash, and cash equivalents at beginning of period	454	528
Cash, restricted cash, and cash equivalents at end of period	$383	$325

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,475	$(193)	(b),(c)	$5,446	$(212)	(b),(c)
Operating expenses
Purchased power and fuel	2,292	408	(b)	2,887	(202)	(b)
Operating and maintenance	1,645	(145)	(c),(d),(f),(g),(i)	1,477	(89)	(c),(d),(f),(i)
Depreciation and amortization	296	(61)	(c),(g)	274	(51)	(c),(g)
Taxes other than income taxes	142	—		139	—
Total operating expenses	4,375			4,777
Operating income	1,100			669
Other income and (deductions)
Interest expense, net	(142)	2	(b)	(103)	(2)	(b)
Other, net	6	8	(b),(c),(e)	605	(588)	(b),(c),(e)
Total other income and (deductions)	(136)			502
Income (loss) before income taxes	964			1,171
Income (benefit) expense	154	(103)	(b),(c),(d),(g),(i)	342	(163)	(b),(c),(d),(e),(f)
Equity in losses of unconsolidated affiliates	(1)	—		(5)	—
Net income (loss)	809			824
Net income (loss) attributable to noncontrolling interests	(5)	1	(h)	(9)	1	(h)
Net income (loss) attributable to common shareholders	$814			$833
Effective tax rate	16.0%			29.2%
Earnings per average common share
Basic	$2.58			$2.57
Diluted	$2.58			$2.56
Average common shares outstanding
Basic	315			324
Diluted	316			325
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the transition services agreement (TSA).
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)Adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implemented in the first quarter of 2024.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)Adjustment for changes in environmental liabilities.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$11,637	$(258)	(b),(c)	$13,011	$(1,142)	(b),(c)
Operating expenses
Purchased power and fuel	5,709	523	(b)	8,616	(1,428)	(b)
Operating and maintenance	3,131	(200)	(c),(d),(f),(g),(i)	2,908	(181)	(c),(d),(f),(i)
Depreciation and amortization	602	(125)	(c),(g)	542	(101)	(c),(g)
Taxes other than income taxes	282	—		271	—
Total operating expenses	9,724			12,337
Gain on sales of assets and businesses	—	—		26	(26)	(g)
Operating income	1,913			700
Other income and (deductions)
Interest expense, net	(269)	—		(210)	3	(b)
Other, net	368	(331)	(b),(c),(e)	919	(881)	(b),(c),(e)
Total other income and (deductions)	99			709
Income (loss) before income taxes	2,012			1,409
Income tax (benefit) expense	318	(203)	(b),(c),(d),(e),(f),(g),(i),(j)	472	(201)	(b),(c),(d),(e),(f),(g),(i)
Equity in losses of unconsolidated affiliates	(2)	—		(11)	—
Net income (loss)	1,692			926
Net income (loss) attributable to noncontrolling interests	(5)	3	(h)	(3)	3	(h)
Net income (loss) attributable to common shareholders	$1,697			$929
Effective tax rate	15.8%			33.5%
Earnings per average common share
Basic	$5.37			$2.85
Diluted	$5.35			$2.84
Average common shares outstanding
Basic	316			326
Diluted	317			327
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and OPEB Non-Service credits.
(f)Adjustment for costs related to a multi-year ERP system implemented in the first quarter of 2024.
(g)Adjustment related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)Adjustment for changes in environmental liabilities.
(j)Adjustment to deferred income taxes due to changes in forecasted apportionment.

Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
Supply Source (GWhs)	2024	2023	2024	2023
Nuclear Generation(a)
Mid-Atlantic	13,229	12,837	26,419	26,018
Midwest	23,625	22,966	47,546	45,952
New York	6,685	6,092	12,764	12,389
ERCOT	1,775	—	3,978	—
Total Nuclear Generation	45,314	41,895	90,707	84,359

Natural Gas, Oil, and Renewables
Mid-Atlantic	612	384	1,480	1,106
Midwest	284	221	623	560
ERCOT(b)	3,592	4,429	7,107	7,715
Other Power Regions(c)	1,617	1,713	5,168	4,616
Total Natural Gas, Oil, and Renewables	6,105	6,747	14,378	13,997

Purchased Power
Mid-Atlantic	3,316	3,428	6,685	7,448
Midwest	225	200	533	623
ERCOT	1,060	1,597	1,725	2,949
Other Power Regions(c)	9,643	9,736	20,042	19,658
Total Purchased Power	14,244	14,961	28,985	30,678

Total Supply/Sales by Region
Mid-Atlantic	17,157	16,649	34,584	34,572
Midwest	24,134	23,387	48,702	47,135
New York	6,685	6,092	12,764	12,389
ERCOT(b)	6,427	6,026	12,810	10,664
Other Power Regions(c)	11,260	11,449	25,210	24,274
Total Supply/Sales by Region	65,663	63,603	134,070	129,034

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Outage Days(d)
Refueling	49	94	127	180
Non-refueling	3	25	13	34
Total Outage Days	52	119	140	214
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(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)2023 values have been revised from those previously reported to reflect gross generation inclusive of behind the meter consumption.
(c)Other Power Regions includes New England, South, West, and Canada.
(d)Outage days exclude Salem and STP.

	Three Months Ended June 30,		Six Months Ended June 30,
ZEC Reference Prices(a)	2024	2023	2024	2023
State (Region)
New Jersey (Mid-Atlantic)(b)	$10.00	$9.92	$10.00	$9.90
Illinois (Midwest)	3.33	8.11	1.81	10.06
New York (New York)	18.27	18.27	18.27	19.83

	Three Months Ended June 30,		Six Months Ended June 30,
Capacity Reference Prices	2024	2023	2024	2023
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$50.86	$81.74	$50.18	$89.80
ComEd (Midwest)	32.39	57.35	33.26	63.16
Rest of State (New York)	98.33	138.89	102.42	121.28
Southeast New England (Other)	360.97	106.67	213.82	116.67

	Three Months Ended June 30,		Six Months Ended June 30,
Electricity Reference Prices	2024	2023	2024	2023
Location (Region)
PJM West (Mid-Atlantic)	$30.80	$29.43	$31.62	$31.27
ComEd (Midwest)	22.41	22.62	24.24	24.71
Central (New York)	27.22	20.82	31.05	25.49
North (ERCOT)	30.90	40.39	28.31	31.82
Southeast Massachusetts (Other)(c)	29.46	29.17	36.82	40.51
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(a)The NY and NJ state sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(b)The ZEC price is expected to be $10.00/MWh for each delivery period and is subject to an annual update once full year generation is known. Following the latest annual update, on August 16, 2023 the ZEC price for the delivery period beginning June 1, 2022 through May 31, 2023 was calculated to be $9.88.
(c)Reflects New England, which comprises the majority of the activity in the Other region.